Exhibit 99.1

Sanuwave Health Announces 1-For-375 Reverse Stock Split
- Common stock will begin trading on a split-adjusted basis on October 18, 2024 -
EDEN PRAIRIE, MN, October 16, 2024 - via NewMediaWire -- Sanuwave Health, Inc. (the “Company” or “Sanuwave”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced that, effective at 12:01 a.m. Mountain Time on October 18, 2024, the Company will implement a 1-for-375 reverse stock split of its outstanding common stock. The Company’s common stock will continue to trade under the symbol “SNWV” on the OTCQB and is expected to being trading on a split-adjusted basis at the opening of the market on October 18, 2024, under a new CUSIP number, 80303D 305.
The reverse stock split will reduce the number of outstanding shares of Company common stock from approximately 1,181,272,961 shares to approximately 3,150,062 shares. Proportional adjustments will be made to the number of shares of Sanuwave’s common stock subject to outstanding equity awards, convertible notes and warrants, as well as the applicable conversion or exercise price.
Information for SANUWAVE Stockholders
Upon the effectiveness of the reverse stock split, every 375 shares of issued and outstanding Company common stock at the close of business on October 17, 2024 will be automatically combined into one issued and outstanding share of common stock, with no change in par value per share. In connection with the reverse stock split, there will be no change to the total number of authorized shares of Company common stock as set forth in the Articles of Incorporation, as amended.
No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would have resulted from the reverse stock split will be settled in cash. The reverse stock split will affect all common stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except to the extent that the reverse stock split results in some stockholders experiencing an adjustment of a fractional share as described above.
Record holders of Company common stock will receive a transaction statement with respect to the exchange of such shares for post-reverse split shares. Stockholders holding stock certificates will receive information from Securities Transfer Corporation (“STC”), the transfer agent for the Company’s common stock, regarding the process for exchanging their shares of common stock. STC will act as the exchange agent for the reverse stock split and may be contacted at (469) 633-0101.

For more information on the reverse stock split, please refer to the Company’s 2024 Consent Solicitation Statement, which can be accessed through the investor portion of the Company’s website at https://sanuwave.com/investors/ and on the Securities and Exchange Commission’s (“SEC”) EDGAR website, https://www.sec.gov/.
About SANUWAVE
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SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.
SANUWAVE's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to expectations regarding the Company’s ability to effect, and the terms and timing of, the reverse stock split, the timing of future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect the Company’s ability to effect the reverse stock split, operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the SEC. The Company undertakes no obligation to update any forward-looking statement.
Contact: investors@sanuwave.com

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